Exhibit 10.1

MONTPELIER RE HOLDINGS LTD

2012 LONG-TERM INCENTIVE PLAN

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) to the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan, dated May 12, 2012 (the “2012 Plan”), sponsored by Montpelier Re Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), shall become effective as of this 30th day of March 2015.

SECTION 1.  Definitions.  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings assigned to them in the Plan.

SECTION 2.  Amendment.  Section 2(s) of the 2012 Plan is replaced in its entirety with the following:

“Good Reason” (i) shall have the meaning set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(s), shall mean (A) for Participants who were subject to Section 16 of the Exchange Act immediately prior to the Change in Control, a material diminution in the Participant’s position, authority, duties or responsibilities in effect prior to the Change in Control, (B) a material decrease in a Participant’s annual rate of base salary or total direct target compensation opportunity (base salary plus target annual incentive compensation plus target long-term incentive compensation) or (C) a relocation of such Participant’s principal place of employment by more than fifty miles from the location at which such Participant is then principally employed (or in the case of a Participant located in Bermuda, a relocation of such Participant’s place of employment from Bermuda), in each case, without the consent of the Participant.

SECTION 3.  Effect of this Amendment.  Except as specifically set forth in this Amendment, this Amendment shall have no effect on any of the Company’s rights or obligations under the Plan or any Award granted thereunder.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, effective as of March 30, 2015.

MONTPELIER RE HOLDINGS LTD.

By
/s/ CHRISTOPHER L. HARRIS
Name: Christopher L. Harris
Title: President and CEO